AMENDMENT No. 2 TO SUBADVISORY AGREEMENT

                MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED


    AMENDMENT made as of this ___ day of ____ 2006 to the Subadvisory Agreement dated October 17, 2005, as amended (the "Amendment"), between John Hancock Investment Management Services, LLC (formerly Manufacturers Securities Services,
LLC), a Delaware limited liability company (the "Adviser"), and MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.  CHANGE IN APPENDIX A

    Appendix A of the Agreement, "Compensation of Subadviser", is hereby amended to add the following Portfolios:

    500 Index Fund

    Lifecycle 2010 Portfolio
    Lifecycle 2015 Portfolio
    Lifecycle 2020 Portfolio
    Lifecycle 2025 Portfolio
    Lifecycle 2030 Portfolio
    Lifecycle 2035 Portfolio
    Lifecycle 2040 Portfolio
    Lifecycle 2045 Portfolio
    Lifecycle 2050 Portfolio
    Lifecycle Retirement Portfolio

2.  EFFECTIVE DATE

    This Amendment shall become effective on the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Funds II (the "Trust") and (ii) execution of the Amendment.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC


By:
         Name:
         Title:


MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED


By:
         Name:
         Title:

                                   APPENDIX A
                                   ----------

    The Subadviser shall serve as investment subadviser for the Portfolios of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for each Portfolio at an annual rate as follows (the "Subadviser Fee"):


                                                                  Between
                                            First              $250 million            Excess Over
                                        $250 million        and $500million of        $500 million
                                        of Aggregate             Aggregate            of Aggregate
Portfolio                                Net Assets*            Net Assets*            Net Assets*
---------                               ------------        ------------------        ------------

500 Index Fund

                                                                  Between
                                            First              $1.5 billion            Excess Over
                                        $1.5 billion         and $7.5 billion         $7.5 billion
                                      of Aggregate Net         of Aggregate           of Aggregate
Portfolio                                  Assets*              Net Assets*            Net Assets*
---------                             ----------------       ----------------         ------------


Lifecycle 2010 Portfolio

Lifecycle 2015 Portfolio

Lifecycle 2020 Portfolio

Lifecycle 2025 Portfolio

Lifecycle 2030 Portfolio

Lifecycle 2035 Portfolio

Lifecycle 2040 Portfolio

Lifecycle 2045 Portfolio

Lifecycle 2050 Portfolio

Lifecycle Retirement Portfolio


*The term Aggregate Net Assets includes the net assets of the Portfolio of the Trust. It also includes with respect to the Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous day of that fund.


Trust Portfolio(s)               Other Portfolio(s)
------------------               ------------------
500 Index Fund                   500 Index Trust, a series of John Hancock Trust

Trust Portfolio(s)                      Other Portfolio(s)
------------------                      ------------------
Lifecycle 2010 Portfolio                Lifecycle 2015 Portfolio
                                        Lifecycle 2020 Portfolio
                                        Lifecycle 2025 Portfolio
                                        Lifecycle 2030 Portfolio
                                        Lifecycle 2035 Portfolio
                                        Lifecycle 2040 Portfolio
                                        Lifecycle 2045 Portfolio
                                        Lifecycle 2050 Portfolio
                                        Lifecycle Retirement Portfolio
                                        Each a series of John Hancock Funds II

Lifecycle 2015 Portfolio                Lifecycle 2010 Portfolio
                                        Lifecycle 2020 Portfolio
                                        Lifecycle 2025 Portfolio
                                        Lifecycle 2030 Portfolio
                                        Lifecycle 2035 Portfolio
                                        Lifecycle 2040 Portfolio
                                        Lifecycle 2045 Portfolio
                                        Lifecycle 2050 Portfolio
                                        Lifecycle Retirement Portfolio
                                        Each a series of John Hancock Funds II

Lifecycle 2020 Portfolio                Lifecycle 2010 Portfolio
                                        Lifecyle 2015 Portfolio
                                        Lifecycle 2025 Portfolio
                                        Lifecycle 2030 Portfolio
                                        Lifecycle 2035 Portfolio
                                        Lifecycle 2040 Portfolio
                                        Lifecycle 2045 Portfolio
                                        Lifecycle 2050 Portfolio
                                        Lifecycle Retirement Portfolio
                                        Each a series of John Hancock Funds II

Lifecycle 2025 Portfolio                Lifecycle 2010 Portfolio
                                        Lifecycle 2015 Portfolio
                                        Lifecycle 2020 Portfolio
                                        Lifecycle 2030 Portfolio
                                        Lifecycle 2035 Portfolio
                                        Lifecycle 2040 Portfolio
                                        Lifecycle 2045 Portfolio
                                        Lifecycle 2050 Portfolio
                                        Lifecycle Retirement Portfolio
                                        Each a series of John Hancock Funds II

Lifecycle 2030 Portfolio                Lifecycle 2010 Portfolio
                                        Lifecycle 2015 Portfolio
                                        Lifecycle 2020 Portfolio
                                        Lifecycle 2025 Portfolio
                                        Lifecycle 2035 Portfolio
                                        Lifecycle 2040 Portfolio
                                        Lifecycle 2045 Portfolio
                                        Lifecycle 2050 Portfolio
                                        Lifecycle Retirement Portfolio
                                        Each a series of John Hancock Funds II

Lifecycle 2035 Portfolio                Lifecycle 2010 Portfolio
                                        Lifecycle 2015 Portfolio
                                        Lifecycle 2020 Portfolio
                                        Lifecycle 2025 Portfolio
                                        Lifecycle 2030 Portfolio
                                        Lifecycle 2040 Portfolio
                                        Lifecycle 2045 Portfolio
                                        Lifecycle 2050 Portfolio
                                        Lifecycle Retirement Portfolio
                                        Each a series of John Hancock Funds II

Lifecycle 2040 Portfolio                Lifecycle 2010 Portfolio
                                        Lifecycle 2015 Portfolio
                                        Lifecycle 2020 Portfolio
                                        Lifecycle 2025 Portfolio
                                        Lifecycle 2030 Portfolio
                                        Lifecycle 2035 Portfolio
                                        Lifecycle 2045 Portfolio
                                        Lifecycle 2050 Portfolio
                                        Lifecycle Retirement Portfolio
                                        Each a series of John Hancock Funds II

Lifecycle 2045 Portfolio                Lifecycle 2010 Portfolio
                                        Lifecycle 2015 Portfolio
                                        Lifecycle 2020 Portfolio
                                        Lifecycle 2025 Portfolio
                                        Lifecycle 2030 Portfolio
                                        Lifecycle 2035 Portfolio
                                        Lifecycle 2040 Portfolio
                                        Lifecycle 2050 Portfolio
                                        Lifecycle Retirement Portfolio
                                        Each a series of John Hancock Funds II

Lifecycle 2050 Portfolio                Lifecycle 2010 Portfolio
                                        Lifecycle 2015 Portfolio
                                        Lifecycle 2020 Portfolio
                                        Lifecycle 2025 Portfolio
                                        Lifecycle 2030 Portfolio
                                        Lifecycle 2035 Portfolio
                                        Lifecycle 2040 Portfolio
                                        Lifecycle 2045 Portfolio
                                        Lifecycle Retirement Portfolio
                                        Each a series of John Hancock Funds II

Lifecycle Retirement Portfolio          Lifecycle 2010 Portfolio
                                        Lifecycle 2015 Portfolio
                                        Lifecycle 2020 Portfolio
                                        Lifecycle 2025 Portfolio
                                        Lifecycle 2030 Portfolio
                                        Lifecycle 2035 Portfolio
                                        Lifecycle 2040 Portfolio
                                        Lifecycle 2045 Portfolio
                                        Lifecycle 2050 Portfolio
                                        Each a series of John Hancock Funds II

    The Subadviser Fee for the Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of the Aggregate Net Assets divided by (ii) the Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

    If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.